UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest
event reported): March 10, 2004

HARRIS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, FL	32919

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 727-9100

No Change

(Former name or former address, if changed since last report.)

Items 1.-8.       Not applicable.

Item 9. Regulation FD Disclosure.

The information contained in this Current Report including the accompanying exhibit, is being furnished and shall not be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liability of that section. The information contained in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing. Additionally, the submission of this Current Report is not an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

On March 10, 2004, Harris Corporation issued a press release announcing, among other things, fiscal 2005 earnings per share guidance and its reiteration of earnings guidance for fiscal 2004. Harris also provided details for accessing a webcast and teleconference presentation of its strategic overview and financial summary, including a discussion of the guidance. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 10-12.       Not applicable

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

		By:	/s/ Bryan R. Roub
		Name: Title:	Bryan R. Roub Senior Vice President and Chief Financial Officer

Date:	March 10, 2004

EXHIBIT INDEX

Exhibit No.
Under Regulation S-K, Item 601	Description

99.1	Press Release, issued by Harris Corporation on March 10, 2004, announcing financial guidance for fiscal 2005 and reiterating previous earnings guidance for fiscal 2004.